SECURITIES PURCHASE AGREEMENT

            This Securities Purchase Agreement, dated as of November 4, 1999 (this "AGREEMENT"), by and between Commodore Applied Technologies, Inc., a Delaware corporation, with principal executive offices located at 150 East 58th Street, Suite 3400, New York, New York 10155 (the "COMPANY"), and The Shaar Fund Ltd. ("BUYER").

            Whereas, Buyer desires to purchase from the Company, and the Company desires to issue and sell to Buyer, upon the terms and subject to the conditions of this Agreement, (i) 335,000 shares of the Company's Series E Convertible Preferred Stock, par value $0.001 per share and liquidation preference of $10.00 per share (collectively, the "PREFERRED SHARES") and (ii) Common Stock Purchase Warrants in the form attached hereto as Exhibit A to purchase 312,500 shares of Common Stock (as defined below) (collectively, the "WARRANTS");

            Whereas, upon the terms and subject to the designations, preferences and rights set forth in the Company's Certificate of Designation of Series E Convertible Preferred Stock in the form attached hereto as Exhibit B (the "CERTIFICATE OF DESIGNATION"), the Preferred Shares are convertible into shares of the Company's common stock, par value $0.001 per share (the "COMMON STOCK"); and

            Whereas, the Warrants, upon the terms and subject to the conditions specified in the Warrants, will be exercisable for a period of five years from the date of issuance;

            Now, Therefore, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

            I. PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS

            A. TRANSACTION. Buyer hereby agrees to purchase from the Company, and the Company has offered and hereby agrees to issue and sell to Buyer in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Preferred Shares and the Warrants.

            B. PURCHASE PRICE; FORM OF PAYMENT. The purchase price for the Preferred Shares and the Warrants to be purchased by Buyer hereunder shall be $2,500,000 (the "PURCHASE PRICE"). Simultaneously with the execution of this Agreement, Buyer shall pay the Purchase Price by wire transfer of immediately available funds to the escrow agent (the "ESCROW AGENT") identified in those certain Escrow Instructions of even date herewith, a copy of which is attached hereto as Exhibit C (the "ESCROW INSTRUCTIONS"). Simultaneously with the execution of this Agreement, the Company shall deliver one or more duly authorized, issued and executed certificates (I/N/O Buyer or, if the Company otherwise has been notified, I/N/O Buyer's nominee) evidencing the Preferred Shares and the Warrants which Buyer is purchasing to the Escrow Agent or its designated depository. By executing and delivering this Agreement, Buyer and the Company each hereby agrees to observe the terms and conditions of the Escrow Instructions, all of which are incorporated herein by reference as if fully set forth herein.

            C. METHOD OF PAYMENT. Payment into escrow of the Purchase Price shall be made by wire transfer of immediately available funds to:

            The Bank of New York
            48 Wall Street
            New York, NY 10038

            ABA No.:             021000018

            For the Account of:  Cadwalader, Wickersham & Taft
                                 Trust Account IOLA Fund

            Account No.:         0902061070

               II. BUYER'S REPRESENTATIONS, WARRANTIES; ACCESS TO
                     INFORMATION; INDEPENDENT INVESTIGATION

            Buyer represents and warrants to and covenants and agrees with the Company as follows:

            A. Buyer is purchasing the Preferred Shares, the Warrants, the Common Stock issuable upon exercise of the Warrants (the "WARRANT SHARES"), the Common Stock, if any, issuable in payment of dividends on the Preferred Shares (the "DIVIDEND SHARES"), and the Common Stock issuable upon conversion or redemption of the Preferred Shares (the "CONVERSION SHARES" and, collectively with the Preferred Shares, the Warrants, the Warrant Shares and the Dividend Shares, the "SECURITIES") for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act.

            B. Buyer is (i) an "ACCREDITED INVESTOR" within the meaning of Rule 501 of Regulation D under the Securities Act, (ii) experienced in making investments of the kind contemplated by this Agreement, (iii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Securities, and (iv) able to afford the loss of its investment in the Securities.

            C. Buyer understands that the Securities are being offered and sold by the Company in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws, and that the Company is relying upon the accuracy of, and Buyer's compliance with, Buyer's representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption and the eligibility of Buyer to purchase the Securities.

            D. Buyer understands that the Securities have not been approved or disapproved by the Securities and Exchange Commission (the "COMMISSION") or any state securities commission.

            E. This Agreement has been duly and validly authorized, executed and delivered by Buyer and is a valid and binding agreement of Buyer enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally

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and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws.

            F. Neither Buyer nor its affiliates nor any person acting on its or their behalf has the intention of entering, or will enter into, prior to the closing, any put option, short position or other similar instrument or position with respect to the Common Stock and neither Buyer nor any of its affiliates nor any person acting on its or their behalf will use at any time shares of Common Stock acquired pursuant to this Agreement to settle any put option, short position or other similar instrument or position that may have been entered into prior to the execution of this Agreement.

            G. Buyer has been given the opportunity for a reasonable time prior to the date hereof to ask questions of, and receive answers from, the Company or its representatives concerning the Company and the Securities, and has been given the opportunity for a reasonable time prior to the date hereof to obtain such additional information necessary to verify the accuracy of the information which was provided to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

            H. Buyer is not relying on the Company or its affiliates with respect to economic considerations involved in an investment in the Securities.

            I. Buyer represents, warrants and agrees that it will not sell or otherwise transfer the Securities without registration under the Securities Act or an exemption therefrom and fully understands and agrees that it must bear the economic risk of an investment in the Securities because, among other reasons, the Securities have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are registered under the Securities Act and under the applicable securities laws of such states prior to such resale, pledge, assignment or other disposition, or an exemption from such registration is available. In particular, Buyer is aware that the Securities, when issued, will be "restricted securities," as such term is defined in Rule 144 promulgated under the Securities Act ("Rule 144"), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. Buyer also understands that, except as otherwise provided herein or in the Registration Rights Agreement (as defined below), the Company is under no obligation to register the Securities on its behalf or to assist it in complying with any exemption from registration under the Securities Act or applicable state securities laws. Buyer further understands that sales or transfers of the Securities are further restricted by applicable state securities laws and the provisions of this Agreement.

            J. No representations or warranties have been made to Buyer by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for the Securities Buyer is not relying upon any representations other than those contained herein.

            K. Buyer is not purchasing the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, any seminar or meeting or any solicitation of a subscription by a person or entity not previously known to Buyer in connection with investments in securities generally.

            L. Neither the execution, delivery nor performance of this Agreement or any other required documents by Buyer violates or conflicts with or creates (with or without the giving of notice or the lapse of time, or both) a default under, or a lien or encumbrance upon, any of Buyer's assets or properties pursuant to or requires the consent, approval, or order of any government or governmental agency or other person or entity under (x) any note, indenture, lease, license or other material agreement to which Buyer is a party or by which it or any of its assets or properties is bound, (y) any statute, law, rule, regulation or court decree binding upon or applicable to Buyer or its assets or properties, or (z) the charter or by-laws or other equivalent governing documents of Buyer.

                       III. THE COMPANY'S REPRESENTATIONS

            The Company represents and warrants to Buyer that:

            A. CAPITALIZATION.

                  1. The authorized capital stock of the Company consists solely of: (i) 75,000,000 shares of Common Stock, of which 23,702,263 shares are issued and outstanding on the date hereof; and (ii) 10,000,000 shares of "blank check" preferred stock, of which (a) 80,000 shares have been designated as Series A Preferred Stock, of which 18,000 were issued and have been retired, (b) 25,000 shares have been designated as Series B 6% Convertible Preferred Stock, of which 20,909 have been issued and are outstanding, (c) 15,000 shares have been designated as Series C 6% Convertible Preferred Stock, of which 10,189 have been issued and are outstanding, (d) 25,000 shares have been designated as Series D 6% Convertible Preferred Stock, of which 20,391 have been issued and are outstanding, in each case on the date hereof and (e) 335,000 shares have been designated as Series E Convertible Preferred Stock. All of the issued and outstanding shares of Common Stock and preferred stock, if any, have been duly authorized and validly issued and are fully paid and nonassessable. As of the date hereof, the Company has outstanding stock options and warrants to purchase 21,214,819 shares of Common Stock. Schedule III.A.1. hereto lists the exercise prices for each such stock option and warrant.

                  2. The Preferred Shares have been duly and validly authorized and reserved for issuance by the Company, and, when issued by the Company, will be duly and validly issued, fully paid and nonassessable and will not subject the holder thereof to personal liability solely by reason of being such holder. The Conversion Shares, the Dividend Shares and the Warrant Shares have been duly and validly authorized and reserved for issuance by the Company, and, when issued by the Company upon conversion of, or in lieu of accrued dividends on, the Preferred Shares and on exercise of the Warrants will be duly and validly issued, filly paid and nonassessable and will not subject the holder thereof to personal liability solely by reason of being such holder.

                  3. Except as disclosed on Schedule III.A.3 there are no
            preemptive, subscription, "call," right of first refusal or other similar rights to acquire any capital stock of the Company or any of the subsidiaries of the Company (the "SUBSIDIARIES") or other voting securities of the Company that have been issued or granted to any person or any other obligations of the Company or any of its Subsidiaries to issue, grant, extend or enter into any security, option, warrant, "call," right, commitment, agreement, arrangement or undertaking with respect to any of their respective capital stock.

                  4. Schedule III.A.4. hereto lists all the Subsidiaries. Except as disclosed on Schedule III.A.4. hereto, the Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, unincorporated business organization, association, trust or other business entity.

                  5. The Company has delivered to Buyer complete and correct copies of the Certificate of Incorporation and the By-Laws of the Company and the Subsidiaries, in each case as amended to the date of this Agreement. Except as set forth on Schedule III.A.5, the Company has made available to Buyer true and complete copies of all minutes of the Board of Directors of the Company (the "BOARD OF DIRECTORS") since October 1, 1996.

            B. ORGANIZATION; REPORTING COMPANY STATUS.

                  1. Each of the Company and each of the Subsidiaries is a
            corporation duly organized, validly existing and in good standing under the laws of the state of jurisdiction in which it is incorporated and is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would reasonably be expected to have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a consolidated whole or on the consummation of any of the transactions contemplated by this Agreement (a "MATERIAL ADVERSE EFFECT").

                  2. The Company has registered the Common Stock pursuant to
            Section 12 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). The Common Stock is listed and traded on the American Stock Exchange (the "AMEX") and the Company has not received any notice regarding, and to its knowledge there is no threat of, the termination or discontinuance of the eligibility of the Common Stock for such listing.

            C. AUTHORIZATION. The Company (i) has duly and validly authorized and reserved for issuance 10,000,000 shares of Common Stock, sufficient in number for the conversion of and the payment of dividends (in lieu of cash payments) on the Preferred Shares and the exercise of the Warrants, and (ii) at all times from and after the date hereof shall have a sufficient number of shares of Common Stock duly and validly authorized and reserved for issuance to satisfy the conversion of Preferred Shares, the payment of dividends (in lieu of cash payments) on the Preferred Shares and the exercise of the Warrants. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Preferred Shares, the Conversion Shares, the Dividend Shares and the Warrant Shares upon the conversion of, and payment of dividends on, the Preferred Shares and the exercise of the Warrants, respectively. The Company further acknowledges that, except as otherwise provided in Section 6.9 of the Certificate of Designation, its obligation to issue Conversion Shares upon conversion of the Preferred Shares and Warrant Shares upon exercise of the Warrants in accordance with this Agreement, the Certificate of Designation and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C. ss. 101 et seq. (the "BANKRUPTCY CODE"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. ss. 362 in respect of the conversion of the Preferred Shares and the exercise of the Warrants. The Company agrees, without cost or expense to Buyer, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. ss. 362. Schedule III.C. hereto sets forth (i) all issuances and sales by the Company since December 31, 1998 of its capital stock, and other securities convertible, exercisable or exchangeable for capital stock of the Company, (ii) the amount of such securities sold, including any underlying shares of capital stock, (iii) the purchaser thereof, (iv) the amount paid therefor, and (v) the material terms of all outstanding capital stock of the Company (other than the Common Stock).

            D. AUTHORITY; VALIDITY AND ENFORCEABILITY. The Company has the requisite corporate power and authority to file and perform its obligations under the Certificate of Designation and to enter into the Documents (as hereinafter defined), and to perform all of its obligations hereunder and thereunder (including the issuance, sale and delivery to Buyer of the Securities). The execution, delivery and performance by the Company of the Documents, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the filing of the Certificate of Designation with the Delaware Secretary of State's office, the issuance of the Preferred Shares and the Warrants and the issuance and reservation for issuance of the Conversion Shares, the Dividend Shares and the Warrant Shares), have been duly authorized by all necessary corporate action on the part of the Company. Each of the Documents has been duly and validly executed and delivered by the Company and the Certificate of Designation has been duly filed with the Delaware Secretary of State's office by the Company and each Document constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws. The Securities have been duly and validly authorized for issuance by the Company and, when executed and delivered by the Company, will be valid and binding obligations of the Company enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. For purposes of this Agreement, the term "DOCUMENTS" means (i) this Agreement; (ii) the Registration Rights Agreement of even date herewith between the Company and Buyer, a copy of which is annexed hereto as Exhibit D (the

"REGISTRATION RIGHTS AGREEMENT"); (iii) the Certificate of Designation; (iv) the Warrants; and (v) the Escrow Instructions.

            E. VALIDITY OF ISSUANCE OF THE SECURITIES. The Preferred Shares as of the Closing Date, the Conversion Shares and the Dividend Shares upon their issuance in accordance with the Certificate of Designation, and the Warrant Shares upon exercise of the Warrants, respectively, are or will be validly issued and outstanding, fully paid and nonassessable, and not subject to any preemptive rights, rights of first refusal, tag-along rights, drag-along rights or other similar rights. The Warrants as of the Closing Date are or will be validly issued.

            F. NON-CONTRAVENTION. Except as set forth on Schedule III.F. hereto, the execution and delivery by the Company of the Documents, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated hereby and thereby, including, without limitation, the filing of the Certificate of Designation with the Delaware Secretary of State's office, do not, and compliance with the provisions of this Agreement and other Documents will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien (as defined below) upon any of the properties or assets of the Company or any of its Subsidiaries under, or result in the termination of, or require that any consent be obtained or any notice be given with respect to, (i) the Certificate of Incorporation or By-Laws of the Company or the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, contract or other agreement, instrument or permit applicable to the Company or any of its Subsidiaries or their respective properties or assets, or (iii) any Law (as defined below) applicable to the Company or any of its Subsidiaries or their respective properties or assets.

            G. APPROVALS. No authorization, approval or consent of any court or public or governmental authority is required to be obtained by the Company for the issuance and sale of the Preferred Shares or the Warrants (and the Conversion Shares, the Dividend Shares and Warrant Shares) to Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained by the Company prior to the date hereof.

            H. COMMISSION FILINGS. The Company has properly and timely filed with the Commission all reports, proxy statements, forms and other documents required to be filed with the Commission under the Securities Act and the Exchange Act since October 1, 1996 (the "COMMISSION FILINGS"). As of their respective dates, (i) the Commission Filings complied in all material respects with the requirements of the Securities Act or the Exchange Act as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such Commission Filings, and (ii) none of the Commission Filings contained at the time of their filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Filings, as of the dates of such documents, were true and complete in all material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except in the case of the unaudited statements, as permitted by Form l0-Q under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that in the aggregate are not material and to any other adjustment described therein).

            I. ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date (as defined in Section III.M.), there has not occurred any change, event or development in the business, financial condition, prospects or results of operations of the Company and the Subsidiaries, there has not existed any condition having or reasonably likely to have a Material Adverse Effect, and the Company and the Subsidiaries have conducted there respective businesses only in the ordinary course.

            J. FULL DISCLOSURE. There is no fact known to the Company (other than general economic or industry conditions known to the public generally) that has not been fully disclosed in writing to Buyer that (i) reasonably could be expected to have a Material Adverse Effect or (ii) reasonably could be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to the Documents.

            K. ABSENCE OF LITIGATION. Except as set forth on Schedule III.K, there are (i) no suits, actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, (ii) no complaints, lawsuits, charges or other proceedings pending or, to the knowledge of the Company, threatened in any forum by or on behalf of any present or former employee of the Company or any of its Subsidiaries, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any applicable law governing employment or the termination thereof or other discriminatory, wrongful or tortuous conduct in connection with the employment relationship, or (iii) no judgments, decrees, injunctions or orders of any governmental entity or arbitrator outstanding against the Company or any Subsidiary.

            L. ABSENCE OF EVENTS OF DEFAULT. Except as set forth in Schedule III.L, no "EVENT OF DEFAULT" (as defined in any agreement or instrument to which the Company is a party) and no event which, with notice, lapse of time or both, would constitute an Event of Default (as so defined), has occurred and is continuing.

            M. FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES. The Company has delivered to Buyer true and complete copies of the (i) audited balance sheet of the Company and the Subsidiaries as at December 31, 1998 and 1997, respectively, and the related audited statements of income, changes in stockholders' equity and cash flows for the three fiscal years ended December 31, 1998, including the related notes and schedules thereto and (ii) unaudited balance sheets of the Company and the Subsidiaries and the statements of income, changes in stockholders' equity and cash flows for each fiscal quarter ended since December 31, 1998, including the related notes and schedules, all certified by the chief financial officer of the Company (collectively, the "FINANCIAL STATEMENTS"), and all management letters, if any, from the Company's independent auditors relating to the dates and periods covered by the Financial Statements. Each of the Financial Statements is complete and correct in all material respects, has

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been prepared in accordance with GAAP (subject, in the case of the interim
Financial Statements, to normal year end adjustments and the absence of footnotes), and fairly presents the financial position, results of operations and cash flows of the Company as at the dates and for the periods indicated. For purposes hereof, the audited balance sheet of the Company as at December 31, 1998 is hereinafter referred to as the "BALANCE SHEET" and December 31, 1998 is hereinafter referred to as the "BALANCE SHEET DATE". Except as set forth on
Schedule III.M. hereto, the Company has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due), which was not fully reflected in, reserved against or otherwise described in the Balance Sheet or the notes thereto or was not incurred in the ordinary course of business consistent with the Company's past practices since the Balance Sheet Date.

            N. COMPLIANCE WITH LAWS; PERMITS. Each of the Company and each of its Subsidiaries has complied and is in compliance with all laws, rules, regulations, codes, ordinances and statutes (collectively, "LAWS") applicable to it or to the conduct of its business. The Company possesses all material permits, approvals, authorizations, licenses, certificates and consents from all public and governmental authorities which are necessary to conduct its business.

            O. RELATED PARTY TRANSACTIONS. Except as set forth on Schedule
III.0. hereto, neither the Company nor any of its officers, directors or "AFFILIATES" (as such term is defined in Rule 12b-2 under the Exchange Act) nor any family member of any officer, director or Affiliate of the Company has borrowed any moneys from or has outstanding any indebtedness or other similar obligations to the Company or any of the Subsidiaries. Except as set forth on
Schedule III.0. hereto, neither the Company nor any of its officers, directors or Affiliates nor any family member of any officer, director or Affiliate of the Company (i) owns any direct or indirect interest constituting more than a 1% equity (or similar profit participation) interest in, or controls or is a director, officer, partner, member or employee of, or consultant to or lender to or borrower from, or has the right to participate in the profits of, any person or entity which is (x) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company or any Subsidiary, (y) engaged in a business related to the business of the Company or any Subsidiary, or (z) a participant in any transaction to which the Company or any Subsidiary is a party or (ii) is a party to any contract, agreement, commitment or other arrangement with the Company or any Subsidiary.

            P. INSURANCE. Each of the Company and each of the Subsidiaries maintains property and casualty, general liability, workers' compensation, environmental hazard, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards and the Company's historical claims experience. Each of the Company and each of the Subsidiaries has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company or the Subsidiaries) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

            Q. SECURITIES LAW MATTERS. Assuming the accuracy of the representations and warranties of Buyer set forth in Section II hereof, the offer and sale by the Company of the Securities is exempt from (i) the registration and prospectus delivery requirements of the

Securities Act and the rules and regulations of the Commission thereunder and
(ii) the registration and/or qualification provisions of all applicable state securities and "blue sky" laws. Other than pursuant to an effective registration statement under the Securities Act, the Company has not issued, offered or sold the Preferred Shares or any shares of Common Stock (including for this purpose any securities of the same or a similar class as the Preferred Shares or Common Stock, or any securities convertible into or exchangeable or exercisable for the Preferred Shares or Common Stock or any such other securities) within the one-year next preceding the date hereof, except as disclosed on Schedule III.Q. hereto or otherwise previously disclosed in writing to Buyer, and the Company shall not directly or indirectly take, and shall not permit any of its directors, officers or Affiliates directly or indirectly to take, any action (including, without limitation, any offering or sale to any person or entity of the Preferred Shares or shares of Common Stock), so as to make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and sale to Buyer of the Preferred Shares and the Warrants (and the Conversion Shares and the Warrant Shares) as contemplated by this Agreement. No form of general solicitation or advertising has been used or authorized by the Company or any of its officers, directors or Affiliates in connection with the offer or sale of the Preferred Shares and the Warrants (and the Conversion Shares and the Warrant Shares) as contemplated by this Agreement or any other agreement to which the Company is a party.

            R. ENVIRONMENTAL MATTERS.

            Except as set forth on Schedule III.R. hereto:

                  1. The Company, the Subsidiaries and their respective
            operations are in compliance with all applicable Environmental Laws and all permits (including terms, conditions, and limitations therein) issued pursuant to Environmental Laws or otherwise.

                  2. Each of the Company and the Subsidiaries has all permits, licenses, waivers, exceptions, and exemptions required under all applicable Environmental Laws necessary to operate its business.

                  3. None of the Company or the Subsidiaries is the subject of any outstanding written order of or agreement with any governmental authority or person respecting (i) Environmental Laws or permits,
            (ii) Remedial Action or (iii) any Release or threatened Release of Hazardous Materials.

                  4. None of the Company or the Subsidiaries has received any written communication alleging that it is or may be in violation of any Environmental Law or any permit issued pursuant to any Environmental Law, or may have any liability under any Environmental Law.

                  5. None of the Company or the Subsidiaries has any liability, contingent or otherwise, in connection with any presence, treatment, storage, disposal or Release of any Hazardous Materials whether on property owned or operated by the Company and the Subsidiaries or property of third parties, and none of the Company or the Subsidiaries has transported, or arranged for transportation of, any Hazardous Materials for treatment or disposal of any property.

                  6. There are no investigations of the business, operations, or currently or previously owned, operated or leased property of the Company or any of the Subsidiaries pending or threatened which could lead to the imposition of any case or liability pursuant to any Environmental Law.

                  7. There is not located at any of the properties owned or
            operated by the Company or any of the Subsidiaries any (A) underground storage tank, (B) asbestos-containing material or (C) equipment containing polychlorinated biphenyls.

                  8. Each of the Company and the Subsidiaries has provided to
            Buyer all environmentally related assessments, audits, studies, reports, analyses, and results of investigations that have been performed with respect to the currently or previously owned, leased or operated properties or activities of the Company and the Subsidiaries.

                  9. There are no liens arising under or pursuant to any
            Environmental Law on any real property owned, operated, or leased by the Company or any of the Subsidiaries, and no action of any governmental authority has been taken or, to the knowledge of the Company, is in process of being taken which could subject any of such properties to such liens, and none of the Company or the Subsidiaries is or has been expected to be required to place any notice or restriction relating to the presence of Hazardous Material at any real property owned, operated, or leased by it in any deed to such property.

                  10. Neither the Company nor any of the Subsidiaries owns,
            operates or leases any hazardous waste generation, treatment, storage, or disposal facility, as such terms are used pursuant to the RCRA and related or analogous state, local, or foreign law. None of the properties owned, operated, or leased by the Company, the Subsidiaries or any predecessor of any of them is now, or was in the past, used in any part as a dump, landfill, or disposal site, and neither Company, the Subsidiaries nor any predecessor of them has filled any wetlands.

                  11. The purchase that is the subject of this Agreement will not require any governmental approvals under Environmental Laws, including those that are triggered by sales or transfers of businesses or real property, including, as examples and without limitation, the New Jersey Industrial Site Recovery Act, N.J. Stat. 13:1K-7 et. seq., and the Connecticut Transfer of Establishments Act, Conn. Gen. Stat. ss. 22a-134 et seq.

                  12. There is no currently existing requirement or requirement to be imposed in the future by any Environmental Law or Environmental Permit which could result in the incurrence of a cost that could be reasonably expected to have a Material Adverse Effect.

                  13. Each of the Company and each of the Subsidiaries has
            disclosed to Buyer all other acts or conditions that could result in any costs or liabilities under Environmental Laws.

            For purposes of this Section III.R.:

            "ENVIRONMENTAL LAW" means any foreign, federal, state or local statute, regulation, ordinance, or common law as now or hereafter in effect in any way relating to the protection of human health, safety or welfare, or the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act ("RCRA"), the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act, and the Occupational Safety and Health Act, and the regulations promulgated pursuant thereto.

            "HAZARDOUS MATERIAL" means any substance that is listed, classified or regulated pursuant to any Environmental Law, including petroleum, gasoline, and any other petroleum product, by-product, fraction or derivative, asbestos or asbestos-containing material, lead-containing paint, water, or plumbing, polychlorinated biphenyls, radioactive materials and radon.

            "RELEASE" means any placement, release, spill, filtration, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, migration, or leaching to, through, or under the indoor or outdoor environment, or into, through, under, or out of any property.

            "REMEDIAL ACTION" means all actions to (x) clean up, remove, remediate, treat or in any other way address any Hazardous Material; (y) prevent or contain the Release of any Hazardous Material; or (z) perform studies and investigations or post-remedial monitoring and care in relation to (x) and (y) above.

            S. LABOR MATTERS. Neither the Company nor any of the Subsidiaries is party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company. No employees of the Company or the Subsidiaries are represented by any labor organization and none of such employees has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Company's knowledge, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. To the knowledge of the Company, there is no organizing activity involving the Company or the Subsidiaries pending or to the Company's knowledge, threatened by any labor organization or group of employees of the Company or the Subsidiaries. There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company or the Subsidiaries. There are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company or the Subsidiaries.

            T. ERISA MATTERS. All Plans maintained by the Company, its Subsidiaries and ERISA Affiliates are listed in Schedule III.T. and copies of all material documentation or general distributions relating to such Plans (including, but not limited to, copies of written Plans, written descriptions of oral Plans, summary plan descriptions, trust agreements, the three most recent annual returns, employee communications and IRS determination letters) have been delivered or will have been made available for review by the Buyer. Each Plan has at all times been maintained and administered in all material respects in accordance with its terms and the requirements of applicable law, including ERISA and the Code, and each Plan intended to qualify under Section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such plan has at all times since its adoption been tax-exempt under Section 501(a) of the Code. The Company, its Subsidiaries and its ERISA Affiliates are in compliance in all material respects with all provisions of ERISA applicable to it. No Reportable Event has occurred, been waived or exists as to which the Company, its Subsidiaries or any ERISA Affiliate was required to file a report with the PBGC, and the present value of all liabilities under each Pension Plan (based on those assumptions used to fund such Plans) listed in Schedule III.T. did not, as of the most recent annual valuation date applicable thereto, exceed the value of the assets of such Pension Plan. None of the Company, its Subsidiaries or ERISA Affiliates has incurred, or reasonably expects to incur, any Withdrawal Liability with respect to any Multi-employer Plan that could result in a Material Adverse Effect. None of the Company, its Subsidiaries or ERISA Affiliates has received any notification that any Multi-employer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multi-employer Plan is reasonably expected to be in reorganization or termination where such reorganization or termination has resulted or could reasonably be expected to result in increases to the contributions required to be made to such Plan or otherwise. No direct, contingent or secondary liability has been incurred or is expected to be incurred by the Company or its Subsidiaries under Title IV of ERISA to any party with respect to any Plan, or with respect to any other Plan presently or heretofore maintained or contributed to by any ERISA Affiliate. Neither the Company, its Subsidiaries, or ERISA Affiliate has incurred any liability for any tax imposed under section 4971 through 4980B of the Code or civil liability under section 502(i) or (1) of ERISA. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities and any other claim which could reasonably be expected to result in a material liability or expense to the Company, its Subsidiaries or ERISA Affiliates) has been brought or, to the knowledge of the Company, threatened against or with respect to any Plan and there are no facts or circumstances known to the Company, its Subsidiaries or ERISA Affiliates that could reasonably be expected to give rise to any such suit, action or other litigation. All contributions to Plans that were required to be made under such Plans have been made, and all benefits accrued under any unfunded Plan have been paid, accrued or otherwise adequately reserved to the extent required in accordance with generally accepted accounting principles, all of which accruals under unfunded Plans are as disclosed in Schedule III.T., and the Company, its Subsidiaries and ERISA Affiliates have each performed all material obligations required to be performed under all Plans. The execution, delivery and performance of this Agreement, the Preferred Shares, the Warrants and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the offer, issue and sale by the Company and its Subsidiaries, and the purchase by the Buyer, of the Preferred Shares, the Conversion Shares, the Warrants, the Warrant Shares and

Dividend Shares) will not involve any "prohibited transaction" within the meaning of ERISA or the Code with respect to any Plan.

            For purposes of this Section III.T.:

            "ERISA" means the Employee Retirement Income Security Act of 1974, or any successor statute, together with the regulations thereunder, as the same may be amended from time to time.

            "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that was, is or hereafter may become, a member of a group of which the Company is a member and which is treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended (the "INTERNAL REVENUE CODE").

            "MULTI-EMPLOYER PLAN" means a multi-employer plan as defined in
Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsections (m) or (o) of Section 414 of the Internal Revenue Code) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

            "PLAN" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, severance, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA, including any Pension Plan.

            "PENSION PLAN" means any pension plan (other than a Multi-employer
Plan) subject to the provision of Title IV of ERISA or Section 412 of the Internal Revenue Code that is maintained for employees of the Company, its Subsidiaries, or any ERISA Affiliate.

            "REPORTABLE EVENT" means any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan.

            "WITHDRAWAL LIABILITY" means liability to a Multi-employer Plan as a result of a complete or partial withdrawal from such Multi-employer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            U. TAX MATTERS.

                  1. The Company has filed all material Tax Returns which it is required to file under applicable Laws; all such Tax Returns are true and accurate in all material respects and have been prepared in compliance with all applicable

            Laws; the Company has paid all Taxes due and owing by it (whether or not such Taxes are required to be shown on a Tax Return) and has withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since the Balance Sheet Date, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

                  2. No claim has been made by a taxing authority in a
            jurisdiction where the Company does not file tax returns that such corporation is or may be subject to taxation by that jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority. There are no material unresolved questions or claims concerning the Company's Tax liability. The Company (A) has not executed or entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or
            (B) has not agreed to or is required to make any adjustments pursuant to Section 481(a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its subsidiaries or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Internal Revenue Code.

                  3. The Company has not made an election under Section 341(f)
            of the Internal Revenue Code. The Company is not liable for the Taxes of another person that is not a subsidiary of the Company under (A) Treas. Reg. Section 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under Section 280G of the Internal Revenue Code.

            For purposes of this Section III.U.:

            "IRS" means the United States Internal Revenue Service.

            "TAX" or "TAXES" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

            "TAX RETURN" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

            V. PROPERTY. Except as set forth on Schedule III.V, each of the Company and each of the Subsidiaries has good and marketable title to all of its assets and properties material to the conduct of its business, free and clear of any liens, pledges, security interests, claims, encumbrances or other restrictions of any kind (collectively, "LIENS"). With respect to any assets or properties it leases, each of the Company and its Subsidiaries holds a valid and subsisting leasehold interest therein, free and clear of any Liens, is in compliance, in all material respects, with the terms of the applicable lease, and enjoys peaceful and undisturbed possession under such lease. All of the assets and properties of the Company and its Subsidiaries that are material to the conduct of business as presently conducted or as proposed to be conducted by it are in good operating condition and repair. The inventory of the Company and its Subsidiaries is in good and marketable condition, does not include any material quantity of items which are obsolete, damaged or slow moving, and is salable (or may be leased) in the normal course of business as currently conducted by it.

            W. INTELLECTUAL PROPERTY. The Company owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "INTANGIBLES") necessary for the conduct of its business as now being conducted. Except as set forth on Schedule III.W, the Company has all right, title and interest in all of the Intangibles, free and clear of any and all Liens. The Company is not infringing upon or in conflict with any right of any other person with respect to any Intangibles. Except as disclosed on Schedule III.W. hereto,
(i) no claims have been asserted by any individual, partnership, corporation, unincorporated organization or association, limited liability company, trust or other entity (collectively, a "PERSON") contesting the validity, enforceability, use or ownership of any Intangibles, and the Company has no knowledge of any basis for such claim, and (ii) neither the Company nor the Subsidiaries has any knowledge of infringement or misappropriation of the Intangibles by any third party.

            X. CONTRACTS. All contracts, agreements, notes, instruments, franchises, leases, licenses, commitments, arrangements or understanding, written or oral (collectively, "CONTRACTS") which are material to the business and operations of the Company and the Subsidiaries are in full force and effect and constitute legal, valid and binding obligations of the Company and the Subsidiaries and, to the best knowledge of the Company, the other parties thereto; the Company and the Subsidiaries and, to the best knowledge of the Company, each other party thereto, have performed in all material respects all obligations required to be performed by them under the Contracts, and no material violation or default exists in respect thereof, nor any event that with notice or lapse of time, or both, would constitute a default thereof, on the part of the Company and the Subsidiaries or, to the best knowledge of the Company, any other party thereto; none of the Contracts is currently being renegotiated; and the validity, effectiveness and continuation of all Contracts will not be materially adversely affected by the transactions contemplated by this Agreement.

            Y. REGISTRATION RIGHTS. Except as set forth on Schedule III.Y, no Person has, and as of the Closing (as defined below), no Person shall have, demand, "piggy-back" or other rights to cause the Company to file any registration statement under the Securities Act, relating to any of its securities or to participate in any such registration statement.

            Z. DIVIDENDS. The timely payment of dividends on the Preferred Shares as specified in the Certificate of Designation is not prohibited by the Certificate of Incorporation or By-Laws of the Company or any agreement, contract, documents or other undertaking to which the Company or any of the Subsidiaries is a party.

            AA. INVESTMENT COMPANY ACT. Neither the Company nor any of the Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), nor is the Company nor any of the Subsidiaries directly or indirectly controlled by or acting on behalf of any Person which is an "investment company" within the meaning of the Investment Company Act.

            BB. BUSINESS PLAN. Any business information of the Company previously submitted to Buyer in any form, including the projections contained therein, was prepared by the senior management of the Company in good faith and is based on assumptions that the Company believes are reasonable. The Company is not aware of any fact or condition that could reasonably be expected to result in the Company not achieving the results described in such business plan.

            CC. YEAR 2000 COMPLIANCE. The Company is currently reviewing its products, business and operations that could be adversely affected by the risk that computer applications used by the Company and the Subsidiaries may be unable to recognize and properly perform date-sensitive functions involving dates prior to and after December 31, 1999 (the "YEAR 2000 PROBLEM"). The Company believes its internal information and business systems will be able to perform properly date-sensitive functions for all dates before and after January 1, 2000. In addition, the Company is currently surveying those vendors, suppliers and other third parties (collectively, the "OUTSIDE PARTIES") with which the Company and the Subsidiaries do business and whose failure to adequately address the Year 2000 Problem could reasonably be expected to adversely affect the business and operations of the Company and the Subsidiaries. Based upon the aforementioned internal review and surveys of the Outside Parties as of the date of this Agreement, the Year 2000 Problem has not resulted in, and is not reasonably expected to have, a Material Adverse Effect.

            DD. INTERNAL CONTROLS AND PROCEDURES. The Company maintains accurate books and records and internal accounting controls that provide reasonable assurance that (i) all transactions to which the Company or each of the Subsidiaries is a party or by which its properties are bound are executed with management's authorization; (ii) the reported accountability of the Company's and the Subsidiaries' assets is compared with existing assets at regular intervals; (iii) access to the Company's and the Subsidiaries' assets is permitted only in accordance with management's authorization; and (iv) all transactions to which each of the Company and the Subsidiaries is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with GAAP.

            EE. PAYMENTS AND CONTRIBUTIONS. Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers or, to their respective knowledge, other employees has (i) used any company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment of company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person with respect to the company matters.

            FF. NO MISREPRESENTATION. No representation or warranty of the Company contained in this Agreement, any schedule, annex or exhibit hereto or any agreement, instrument or certificate furnished by the Company to Buyer pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.

            GG. FINDER'S FEE. There are no finder's fee, brokerage commission or like payment in connection with the transactions contemplated by this Agreement for which Buyer is liable or responsible. The Company will be solely responsible for the payment of a finder's fee and brokerage commission to Avalon Research, Inc.

                    IV. CERTAIN COVENANTS AND ACKNOWLEDGMENTS

            A. RESTRICTIVE LEGEND. Buyer acknowledges and agrees that, upon issuance pursuant to this Agreement, the Securities (including any Dividends Shares, Conversion Shares or the Warrant Shares) shall have endorsed thereon a legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Preferred Shares, the Warrant Shares and the Conversion Shares until such legend has been removed):

      "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS."

            B. FILINGS. The Company shall make all necessary Commission Filings and "blue sky" filings required to be made by the Company in connection with the sale of the Securities to Buyer as required by all applicable Laws, and shall provide a copy thereof to Buyer promptly after such filing.

            C. REPORTING STATUS. So long as Buyer beneficially owns any of the Securities, the Company shall timely file all reports required to be filed by it with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

            D. USE OF PROCEEDS. The Company shall use the net proceeds from the sale of the Securities (excluding amounts paid by the Company for Buyer's out-of-pocket costs and expenses whether or accounted for or incurred in connection with the transactions contemplated by this Agreement (including the fees and disbursements of Buyer's legal counsel) and finder's fees in connection with such sale) solely for general corporate and working capital purposes.

            E. LISTING. Except to the extent the Company lists its Common Stock on The New York Stock Exchange, the Company shall use its best efforts to maintain its listing of the Common Stock on the Amex. If the Common Stock is delisted from the Amex, the Company will use its best efforts to list the Common Stock as promptly as possible on the most liquid national securities exchange or quotation system that the Common Stock is qualified to be listed on.

            F. RESERVED CONVERSION SHARES. The Company at all times from and after the date hereof shall have such number of shares of Common Stock duly and validly authorized and reserved for issuance as shall be sufficient for the conversion in full of, and the payment of dividends on, the Preferred Shares and the exercise in full of the Warrants.

            G. RIGHT OF FIRST REFUSAL. The Company will use its best efforts to provide Buyer with the opportunity to provide the financing in connection with any financing contemplated by the Company that includes either the issuance of equity securities or securities convertible into equity securities at a price less than the Current Market Price (as defined in the Certificate of Designation) on the date of issuance or the issuance of debt securities at a price less than par value or having an effective annual interest rate in excess of 9.9%.

            H. INFORMATION. Each of the parties hereto acknowledges and agrees that Buyer shall not be provided with, nor be given access to, any material non-public information relating to the Company and the Subsidiaries.

            I. EXEMPTION FROM INVESTMENT COMPANY ACT. The Company shall conduct its business, and shall cause the Subsidiaries to conduct their businesses, in a manner so that neither the Company nor any Subsidiary shall become an "investment company" within the meaning of the Investment Company Act.

            J. ACCOUNTING AND RESERVES. The Company shall maintain a standard and uniform system of accounting and shall keep proper books and records and accounts in which full, true and correct entries shall be made of its transactions, all in accordance with GAAP applied on a consistent basis through all periods, and shall set aside on such books for each fiscal year all such proper reserves for depreciation, obsolescence, amortization, bad debts and other purposes in connection with its operations as are required by such principles so applied.

            K. TRANSACTIONS WITH AFFILIATES. Neither the Company nor any of its Subsidiaries shall, directly or indirectly, enter into any transaction or agreement with any stockholder, officer director or Affiliate of the Company or family member of any officer, director or Affiliate of the Company, unless the transaction or agreement is (i) reviewed and approved by a majority of Disinterested Directors (as defined below) and (ii) on terms no less favorable to the Company or the applicable Subsidiary than those obtainable from a non-affiliated person. A "DISINTERESTED DIRECTOR" shall mean an individual who is not and who has not been an officer or employee of the Company and who is not a member of the family of, controlled by or under common control with, any such officer or employee.

            L. ISSUANCES OF ADDITIONAL CONVERTIBLE PREFERRED SHARES OR CONVERTIBLE DEBENTURES. The Company shall not file with the Commission a registration statement relating to the offer and sale of any additional warrants, convertible preferred stock or convertible debt securities or Common Stock into which any such convertible securities or warrants are convertible into, unless, with respect to the registration of convertible securities or warrants the terms of the convertible securities or warrants so registered provide that under no circumstances will the securities be convertible into Common Stock at a conversion price below $0.50 and, with respect to the registration of Common Stock into which such convertible securities or warrants are exchangeable into, the exchange of such convertible securities or warrants into Common Stock will not occur at a price below $.50, in each case, until the Registration Statement (as defined in the Registration Rights Agreement) shall have been declared effective by the Commission and the Registration Statement shall continuously be effective and in compliance with the provisions of the Securities Act applicable thereto for a period of six months.

            M. CERTAIN RESTRICTION. So long as any Preferred Shares are outstanding: (i) if any interest or dividends which shall have accrued on any Preferred Shares shall not have been fully paid, when due or if the Company is in default on any of the terms of any of the Documents, no dividends shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities (as defined in the Certificate of Designation), which is issued and outstanding as of the Closing Date, (ii) no dividends shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities which shall be authorized or issued following the Closing Date, and (iii) nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan (including a stock option plan) of the Company or any Subsidiary, for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company, directly or indirectly.

            N. TRANSFER AGENT. If requested by Buyer, the Company shall replace the then Transfer Agent for the Common Stock with a Transfer Agent designated by Buyer.

            0. CERTAIN RESTRICTIONS. Neither Buyer nor its affiliates nor any person acting on its or their behalf shall enter into any put option, short position or other similar instrument or position with respect to the Common Stock and neither Buyer nor any of its affiliates nor any person acting on its or their behalf will use at any time shares of Common Stock acquired pursuant to this Agreement to settle any put option, short position or other similar instrument or position that may have been entered into prior to the execution of this Agreement; provided, however, that nothing in this Section IV.O. shall operate to forbid Buyer or any of its affiliates or any person acting on its or their behalf from selling, or entering into any other transaction with respect to, the Common Stock contemporaneously with or following such date and time as the person or persons in whose name or names the Common Stock delivered at conversion of Preferred Shares, as provided in the Certificate of Designation, shall be issuable shall be deemed to have become the holder or holders of record of the Common Shares represented thereby and all voting and other rights associated with the beneficial ownership of such Common Shares shall have vested with such person or persons.

                         V. TRANSFER AGENT INSTRUCTIONS

            A. The Company undertakes and agrees that no instruction other than the instructions referred to in this Section V and customary stop transfer instructions prior to the registration and sale of the Common Stock pursuant to an effective Securities Act registration statement will be given to its transfer agent for the Common Stock and that the Conversion Shares, the Dividend Shares and the Warrants Shares otherwise shall be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement and applicable law. Nothing contained in this
Section V.A. shall affect in any way Buyer's obligations and agreement to comply with all applicable securities laws upon resale of such Common Stock. If, at any time, Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of the resale by Buyer of such Common Stock is not required under the Securities Act and that the removal of restrictive legends is permitted under applicable law, the Company shall permit the transfer of such Common Stock and, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without any restrictive legends endorsed thereon.

            B. Buyer shall have the right to convert the Preferred Shares by telecopying an executed and completed Notice of Conversion (as defined in the Certificate of Designation) to the Company. Each date on which a Notice of Conversion is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a Conversion Date (as defined in the Certificate of Designation). The Company shall transmit the certificates evidencing the shares of Common Stock issuable upon conversion of any Preferred Shares (together with certificates evidencing any Preferred Shares not being so converted) to Buyer via express courier, by electronic transfer or otherwise, within five business days after receipt by the Company of the Notice of Conversion (the "DELIVERY DATE"). Within 30 days after Buyer delivers the Notice of Conversion to the Company, Buyer shall deliver to the Company the Preferred Shares being converted.

            C. Buyer shall have the right to purchase shares of Common Stock pursuant to exercise of the Warrants in accordance with its applicable terms of the Warrants. The last date that the Company may deliver shares of Common Stock issuable upon any exercise of Warrants is referred to herein as the "WARRANT DELIVERY DATE."

            D. The Company understands that a delay in the issuance of the shares of Common Stock issuable in lieu of cash dividends on the Preferred Shares, upon the conversion of the Preferred Shares or exercise of the Warrants beyond the applicable Dividend Payment Due Date (as defined in the Certificate of Designation), Delivery Date or Warrant Delivery Date could result in economic loss to Buyer. As compensation to Buyer for such loss (and not as a penalty), the Company agrees to pay to Buyer for late issuance of Common Stock issuable in lieu of cash dividends on the Preferred Shares, upon conversion of the Preferred Shares or exercise of the Warrants in accordance with the following schedule (where "NO. BUSINESS DAYS" is defined as the number of business days beyond five business days from the Dividend Payment Due Date, the Delivery Date or the Warrant Delivery Date, as applicable):

                                      COMPENSATION FOR EACH 10 SHARES OF
                                    PREFERRED SHARES NOT CONVERTED TIMELY OR
                                     500 SHARES OF COMMON STOCK ISSUABLE IN
                                    PAYMENT OF DIVIDENDS OR UPON EXERCISE OF
      NO. BUSINESS DAYS                 WARRANTS NOT ISSUED TIMELY
      -----------------             ----------------------------------------
           1                                             $25
           2                                              50
           3                                              75
           4                                             100
           5                                             125
           6                                             150
           7                                             175
           8                                             200
           9                                             225
           10                                            250
       more than 10                 $250 + $100 for each Business Day Late
                                    beyond 10 days

The Company shall pay to Buyer the compensation described above by the transfer of immediately available funds upon Buyer's demand. Nothing herein shall limit Buyer's right to pursue actual damages for the Company's failure to issue and deliver Common Stock to Buyer, and in addition to any other remedies which may be available to Buyer, in the event the Company fails for any reason to effect delivery of such shares of Common Stock within five business days after the relevant Dividend Payment Due Date, the Delivery Date or the Warrant Delivery Date, as applicable, Buyer shall be entitled to rescind the relevant Notice of Conversion or exercise of Warrants by delivering a notice to such effect to the Company whereupon the Company and Buyer shall each be restored to their respective original positions immediately prior to delivery of such Notice of Conversion on delivery.

                            VI. DELIVERY INSTRUCTIONS

            The Securities shall be delivered by the Company to the Escrow Agent pursuant to Section I.B. hereof on a "delivery-against-payment basis" at the Closing.

                                VII. CLOSING DATE

            The date and time (the "CLOSING DATE") of the issuance and sale of the Preferred Shares and the Warrants (the "CLOSING") shall be the date hereof or such other as shall be mutually agreed upon in writing. The issuance and sale of the Securities shall occur on the Closing Date at the offices of the Escrow Agent. Notwithstanding anything to the contrary contained herein, the Escrow Agent shall not be authorized to release to the Company the Purchase Price and to Buyer the certificate(s) (I/N/O Buyer or I/N/O Buyer's nominee) evidencing the Securities being purchased by Buyer unless the conditions set forth in
Section VIII.C. and IX.H. hereof have been satisfied.

                  VIII. CONDITIONS TO THE COMPANY'S OBLIGATIONS

            Buyer understands that the Company's obligation to sell the Securities on the Closing Date to Buyer pursuant to this Agreement is conditioned upon:

            A. Delivery by Buyer to the Escrow Agent of the Purchase Price;

            B. The accuracy on the Closing Date of the representations and warranties of Buyer contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by Buyer in all material respects on or before the Closing Date of all covenants and agreements of Buyer required to be performed by it pursuant to this Agreement on or before the Closing Date; and

            C. There shall not be in effect any Law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

                      IX. CONDITIONS TO BUYER'S OBLIGATIONS

            The Company understands that Buyer's obligation to purchase the Securities on the Closing Date pursuant to this Agreement is conditioned upon:

            A. Delivery by the Company to Buyer of evidence that the Certificate of Designation has been filed and is effective.

            B. Delivery by the Company to the Escrow Agent of one or more certificates (I/N/O Buyer or I/N/O Buyer's nominee) evidencing the Securities to be purchased by Buyer pursuant to this Agreement;

            C. The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by the Company in all material respects on or before the Closing Date of all covenants and agreements of the Company required to be performed by it pursuant to this

Agreement on or before the Closing Date, all of which shall be confirmed to Buyer by the chief executive officer of the Company by delivery of the certificate to that effect;

            D. Buyer having received an opinion of counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to Buyer as to the matters set forth in Annex A;

            E. There not having occurred (i) any general suspension of trading in, or limitation on prices listed for, the Common Stock on the Amex, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States or any of its territories, protectorates or possessions, or (iv) in the case of the foregoing existing at the date of this Agreement, a material acceleration or worsening thereof;

            F. There not having occurred any event or development, and there being in existence no condition, having or which reasonably and foreseeable could have a Material Adverse Effect;

            G. The Company shall have delivered to Buyer (as provided in the Escrow Instructions) reimbursement of Buyer's out-of-pocket costs and expenses whether or not accounted for or incurred in connection with the transactions contemplated by this Agreement (including the fees and disbursements of Buyer's legal counsel) of $60,000;

            H. There shall not be in effect any Law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement;

            I. Delivery by the Company of irrevocable instructions to the Company's transfer agent to reserve 10,000,000 shares of Common Stock for issuance of the Conversion Shares, the Dividend Shares and the Warrant Shares;

            J. The Company shall have obtained all consents, approvals or waivers from governmental authorities and third persons necessary for the execution, delivery and performance of the Documents and the transactions contemplated thereby, all without material cost to the Company; and

            K. Buyer shall have received such additional documents, certificates, payment, assignments, transfers and other delivers, as it or its legal counsel may reasonably request and as are customary to effect a closing of the matters herein contemplated.

                                 X. TERMINATION

            A. TERMINATION BY MUTUAL WRITTEN CONSENT. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, for any reason and at any time prior to the Closing Date, by the mutual written consent of the Company and Buyer.

            B. TERMINATION BY THE COMPANY OR BUYER. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of the Company or Buyer if (i) the Closing shall not have occurred at or prior to 5:00 p.m., New York City time, on October [__], 1999 (the "LATEST CLOSING DATE"); provided, however, that the right to terminate this Agreement pursuant to this Section X.B. shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur at or before such time and date; provided, further, however, that if the Closing shall not have occurred on or prior to the Latest Closing Date, the Closing may only occur after the Latest Closing Date with the written consent of Buyer.

            C. TERMINATION BY BUYER. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by Buyer at any time prior to the Closing Date, if (i) the Company shall have failed to comply with any of its covenants or agreements contained in this Agreement, (ii) there shall have been a breach by the Company with respect to any representation or warranty made by it in this Agreement, (iii) there shall have occurred any event or development, or there shall be in existence any condition, having or reasonably likely to have a Material Adverse Effect or (iv) the Company shall have failed to satisfy the conditions provided in Section IX hereof.

            D. TERMINATION BY THE COMPANY. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by the Company at any time prior to the Closing Date, if (i) Buyer shall have failed to comply with any of its covenants or agreements contained in this Agreement or (ii) there shall have been a breach by Buyer with respect to any representation or warranty made by it in this Agreement, or (iii) Buyer shall have failed to satisfy the conditions provided in Section VIII hereof.

            E. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to this Section X, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability or obligation to any other party hereto in respect of this Agreement, except that the provisions of Article XI, this Section X.E. and Section X.F. shall survive any such termination; provided, however, that no party shall be released from any liability hereunder if this Agreement is terminated and the transactions contemplated hereby abandoned by reason of (i) willful failure of such party to perform its obligations hereunder or (ii) any misrepresentation made by such party of any matter set forth herein.

                          XI. SURVIVAL; INDEMNIFICATION

            A. The representations, warranties and covenants made by each of the Company and Buyer in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

            B. The Company hereby agrees to indemnify and hold harmless Buyer, its Affiliates and their respective officers, directors, partners and members (collectively, the "BUYER INDEMNITEES"), from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "LOSSES"), and agrees to reimburse Buyer Indemnitees for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by Buyer Indemnitees and to the extent arising out of or in connection with:

                  1. any breach of any of the Company's representations or
            warranties contained in this Agreement or the other Documents, or the annexes, schedules or exhibits hereto or thereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement or the other Documents;

                  2. the purchase of the Preferred Shares and the Warrants, the conversion of the Preferred Shares, the exercise of the Warrants, the consummation of the transactions contemplated by this Agreement and the other Documents, the use of any of the proceeds of the Purchase Price by the Company, the purchase or ownership of any or all of the Securities, the performance by the parties hereto of their respective obligations hereunder and under the Documents or any claim, litigation, investigation, proceedings or governmental action relating to any of the foregoing, whether or not Buyer is a party thereto; and

                  3. resales of the Common Shares by Buyer in the manner and as contemplated by this Agreement and the Registration Rights
            Agreement.

            C. Buyer hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "COMPANY INDEMNITEES"), from and against any and all Losses, and agrees to reimburse the Company Indemnitees for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

                  1. any misrepresentation, omission of fact, or breach of any of Buyer's representations or warranties contained in this Agreement or the other Documents, or the annexes, schedules or exhibits hereto or thereto or any instrument, agreement or certificate entered into or delivered by Buyer pursuant to this Agreement or the other Documents; and

                  2. any failure by Buyer to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or the other Documents or any instrument, certificate or agreement entered into or delivered by Buyer pursuant to this Agreement or the other Documents.

            D. Promptly after receipt by either party hereto seeking indemnification pursuant to this Section XI (an "INDEMNIFIED PARTY") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "CLAIM"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this Section XI is being sought (the "INDEMNIFYING PARTY") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

            E. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

                               XII. GOVERNING LAW

            This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to the conflicts of law principles of such state.

                        XIII. SUBMISSION TO JURISDICTION

            Each of the parties hereto consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and the other Documents. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum or improper venue to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile. Each party hereto irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such courts by the mailing of copies of such process by certified or registered airmail at its address specified in Section XIX. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                            XIV. WAIVER OF JURY TRIAL

            TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND OTHER DOCUMENTS. EACH PARTY HERETO (i) CERTIFIES THAT NEITHER OF THEIR RESPECTIVE REPRESENTATIVES, AGENTS OR ATTORNEYS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

                           XV. COUNTERPARTS; EXECUTION

            This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                                  XVI. HEADINGS

            The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                               XVII. SEVERABILITY

            In the event any one or more of the provisions contained in this Agreement or in the other Documents should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            XVIII. ENTIRE AGREEMENT; REMEDIES, AMENDMENTS AND WAIVERS

            This Agreement and the Documents constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                                  XIX. NOTICES

            Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

            A.    if to the Company, to:

                  Commodore Applied Technologies, Inc.
                  150 East 58th Street, Suite 3400
                  New York, NY 10155
                  Attention:
                  (212) 308-5800
                  (212) 752-0731 (Fax)

                  with a copy to:

                  Greenberg Traurig
                  200 Park Avenue
                  New York, NY 10166
                  Attention: Stephen A. Weiss, Esq.
                  (212) 801-9253
                  (212) 801-6400 (Fax)

            B.    if to Buyer, to:

                  The Shaar Fund Ltd.
                  c/o Levinson Capital Management
                  2 World Trade Center, Suite 1820
                  New York, NY 10048
                  Attention:   Samuel Levinson
                  (212) 432-7711
                  (212) 432-7771 (Fax)

                  with a copy to:

                  Cadwalader, Wickersham & Taft
                  100 Maiden Lane
                  New York, NY 10038
                  Attention:   Dennis J. Block, Esq.
                  (212) 504-5555
                  (212) 504-5557 (Fax)

            C.    if to the Escrow Agent, to:

                  Cadwalader, Wickersham & Taft
                  100 Maiden Lane
                  New York, NY 10038
                  Attention:   Dennis J. Block, Esq.
                  (212) 504-5555
                  (212) 504-5557 (Fax)

The Company, Buyer or the Escrow Agent may change the foregoing address by notice given pursuant to this Section XIII.

                               XX. CONFIDENTIALITY

            Each of the Company and Buyer agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law (including, without limitation, pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act and the Exchange Act).

                                 XXI. ASSIGNMENT

            This Agreement shall not be assignable by either of the parties hereto prior to the Closing without the prior written consent of the other party, and any attempted assignment contrary to the provisions hereby shall be null and void; provided, however, that Buyer may assign its rights and obligations hereunder, in whole or in part, to any affiliate of Buyer.

            IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the date first above written.

                                   COMMODORE APPLIED TECHNOLOGIES, INC.

                                   By: /s/ Paul Hannesson
                                       -----------------------------------------
                                       Name: Paul Hannesson
                                       Title: CEO

                                   THE SHAAR FUND LTD.

                                   By:
                                       -----------------------------------------
                                       Name: Samuel Levinson
                                       Title: Managing Director

            IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the date first above written.

                                   COMMODORE APPLIED TECHNOLOGIES, INC.

                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   THE SHAAR FUND LTD.

                                   By: /s/ Samuel Levinson
                                       -----------------------------------------
                                       Name: Samuel Levinson
                                       Title: Managing Director

                                      -31-